UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2011

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CoroWare, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-33231	95-4868120
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1410 Market Street, Suite 200
Kirkland, Washington 98033
(Address of principal executive offices)

(800) 641-2676
(Registrant's telephone number, including area code)

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Copies to:

Gary L. Blum, Esq.
Law Offices of Gary L. Blum
3278 Wilshire Boulevard, Suite 603
Los Angeles, CA 90010
Phone: (213) 381-7450
Fax: (213) 384-1035

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     Other Events

On September 9, 2011, CoroWare, Inc. (the "Company") held a special shareholders meeting to vote upon the proposed reverse split of the Company's common stock.  Notice of the meeting was mailed out by Issuer Direct of Cary, North Carolina to all of the shareholders of record.  After calling the meeting to order, the Chairman for the meeting, Mr. John Kroon, called for the meeting to be postponed to September 23, 2011 in accordance with the Company bylaws due to the lack of a quorum of shareholders present or by proxy, and adjourned the meeting to that date.

On September 23, 2011, the Company held a special shareholders meeting to vote upon the proposed reverse split of the Company's common stock.  Mr. John Kroon, Chairman for the Meeting, called the meeting to order.  The Inspector of Elections, Mr. James Michael, reported that a quorum of shareholders present or by proxy had not been achieved.  Mr. Kroon adjourned the meeting in accordance with the Company bylaws.  Subsequently, the Board of Directors met and agreed unanimously to withdraw those proposals that had been offered for consideration and election by the shareholders of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COROWARE, INC.

Date: September 23, 2011	/s/ Lloyd Spencer
Lloyd Spencer
Chief Executive Officer